Exhibit 99.1

ORCHID ISLAND CAPITAL ANNOUNCES

NOVEMBER 2024 MONTHLY DIVIDEND AND

 OCTOBER 31, 2024 RMBS PORTFOLIO CHARACTERISTICS

●	November 2024 Monthly Dividend of $0.12 Per Share of Common Stock
●	Estimated Book Value Per Share as of November 8, 2024 of approximately $8.30 to $8.34
●	RMBS Portfolio Characteristics as of October 31, 2024
●	Next Dividend Announcement Expected December 10, 2024

Vero Beach, Fla., November 13, 2024 - Orchid Island Capital, Inc. (the “Company”) (NYSE: ORC) announced today that the Board of Directors of the Company declared a monthly cash dividend for the month of November 2024. The dividend of $0.12 per share will be paid December 30, 2024 to holders of record of the Company’s common stock on November 29, 2024, with an ex-dividend date of November 29, 2024. The Company plans on announcing its next common stock dividend on December 10, 2024.

The Company intends to make regular monthly cash distributions to its holders of common stock. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of November 13, 2024 and October 31, 2024, the Company had 78,539,645 shares of common stock outstanding. As of September 30, 2024, the Company had 78,082,645 shares of common stock outstanding.

Estimated November 8, 2024 Book Value Per Share

The Company’s estimated book value per share as of November 8, 2024 was approximately $8.30 to $8.34, a decrease of 0.7% to 1.0% from the book value per share at September 30, 2024 of $8.40. The estimated book value per share includes a deduction for today's dividend declaration that will be paid on December 30, 2024. The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At November 8, 2024, the Company's estimated total stockholders' equity was approximately $652.0 million to $655.0 million, with 78,539,645 shares of common stock outstanding. These figures and the resulting estimated book value per share are unaudited and will not be verified or reviewed by the Company’s independent registered public accounting firm or any third party. The Company is providing these figures intraperiod due to recent market volatility, and undertakes no obligation to update or revise such figures or to provide any such intraperiod updates in the future.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of October 31, 2024 are presented below. These figures are preliminary and subject to change. The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate:

●	RMBS Valuation Characteristics
●	RMBS Assets by Agency
●	Investment Company Act of 1940 (Whole Pool) Test Results
●	Repurchase Agreement Exposure by Counterparty
●	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

RMBS Valuation Characteristics
($ in thousands)
										Realized
									Realized	Aug-24 -
									Oct-24	Oct-24
					Net			Weighted	CPR	CPR
					Weighted			Average	(1-Month)	(3-Month)	Modeled Interest
	Current	Fair	% of	Current	Average			Maturity	(Reported	(Reported	Rate Sensitivity (1)
Type	Face	Value	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Nov)	in Nov)	(-50 BPS)	(+50 BPS)
Fixed Rate RMBS
15yr 5.0 TBA	$50,000	$49,867	0.93%	99.73	5.00%	5.89%	6	171	n/a	n/a	$708	$(709)
15yr Total	50,000	49,867	0.93%	99.73	5.00%	5.89%	6	171	n/a	n/a	708	(709)
30yr 3.0	1,305,404	1,139,084	21.31%	87.26	3.00%	3.46%	43	311	7.1%	6.4%	38,513	(32,934)
30yr 3.5	178,632	162,656	3.04%	91.06	3.50%	4.04%	56	292	7.4%	7.9%	4,851	(4,226)
30yr 4.0	532,180	494,025	9.24%	92.83	4.00%	4.64%	69	284	8.8%	5.6%	13,065	(12,364)
30yr 4.5	310,301	296,031	5.54%	95.40	4.50%	5.44%	28	328	7.7%	6.9%	6,498	(6,367)
30yr 5.0	527,991	514,883	9.63%	97.52	5.00%	5.93%	25	330	5.4%	7.4%	10,308	(10,771)
30yr 5.5	283,161	283,208	5.30%	100.02	5.50%	6.40%	17	339	5.0%	5.1%	5,216	(5,879)
30yr 6.0	1,232,925	1,251,996	23.42%	101.55	6.00%	6.98%	10	346	16.9%	14.0%	17,554	(21,618)
30yr 6.5	764,238	785,164	14.69%	102.74	6.50%	7.43%	10	347	23.7%	17.4%	7,196	(10,475)
30yr 7.0	338,430	353,181	6.61%	104.36	7.00%	7.94%	12	342	39.0%	31.8%	2,215	(4,037)
30yr Total	5,473,262	5,280,228	98.77%	96.47	4.93%	5.72%	28	327	13.6%	11.1%	105,416	(108,671)
Total Pass-Through MBS	5,523,262	5,330,095	99.70%	96.50	4.93%	5.72%	28	325	13.6%	11.1%	106,124	(109,380)
Structured MBS
IO 20yr 4.0	7,275	696	0.01%	9.57	4.00%	4.57%	154	80	9.4%	10.7%	(38)	(45)
IO 30yr 3.0	2,680	322	0.01%	12.00	3.00%	3.64%	117	233	25.3%	10.0%	(7)	(8)
IO 30yr 4.0	72,950	13,700	0.26%	18.78	4.00%	4.60%	122	229	7.5%	6.8%	(501)	(171)
IO 30yr 4.5	3,186	597	0.01%	18.75	4.50%	4.99%	172	175	6.6%	7.4%	(17)	(15)
IO 30yr 5.0	1,725	354	0.01%	20.54	5.00%	5.37%	172	176	10.6%	7.4%	(13)	(7)
IO Total	87,816	15,669	0.29%	17.84	4.01%	4.60%	127	214	8.2%	7.3%	(576)	(246)
IIO 30yr 4.0	23,236	248	0.00%	1.07	0.00%	4.40%	85	263	19.5%	10.6%	79	(88)
Total Structured RMBS	111,052	15,917	0.30%	14.33	3.17%	4.55%	118	224	10.6%	8.0%	(497)	(334)

Total Mortgage Assets	$5,634,314	$5,346,012	100.00%		4.90%	5.70%	30	323	13.5%	11.1%	$105,627	$(109,714)

		Hedge	Modeled Interest
	Notional	Period	Rate Sensitivity (1)
Hedge	Balance	End	(-50 BPS)	(+50 BPS)
3-Month SOFR Futures(2)	$(455,900)	Oct-25	$(5,699)	$5,699
10-Year Treasury Future(3)	(12,500)	Dec-24	(394)	394
Swaps	(3,486,800)	Jun-30	(87,485)	84,461
TBA	(200,000)	Nov-24	(6,063)	5,408
Hedge Total	$(4,155,200)		$(99,641)	$95,962
Rate Shock Grand Total			$5,986	$(13,752)

(1)

Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant SOFR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Amounts for SOFR futures contracts represents the average quarterly notional amount.
(3)	Ten-year Treasury futures contracts were valued at prices of $110.47 at October 31, 2024. The market value of the short position was $13.8 million.

RMBS Assets by Agency
($ in thousands)
		Percentage
	Fair	of
Asset Category	Value	Portfolio
As of October 31, 2024
Fannie Mae	$3,627,479	67.9%
Freddie Mac	1,718,533	32.1%
Total Mortgage Assets	$5,346,012	100.0%

Investment Company Act of 1940 Whole Pool Test
($ in thousands)
		Percentage
	Fair	of
Asset Category	Value	Portfolio
As of October 31, 2024
Non-Whole Pool Assets	$206,643	3.9%
Whole Pool Assets	5,139,369	96.1%
Total Mortgage Assets	$5,346,012	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of October 31, 2024	Borrowings	Debt	Rate	in Days	Maturity
Merrill Lynch, Pierce, Fenner & Smith	$376,573	7.3%	5.15%	20	11/25/2024
ABN AMRO Bank N.V.	368,037	7.2%	5.00%	15	11/15/2024
ASL Capital Markets Inc.	341,650	6.7%	5.22%	14	11/15/2024
Cantor Fitzgerald & Co	281,564	5.5%	5.01%	8	11/8/2024
DV Securities, LLC Repo	266,219	5.2%	5.02%	19	11/29/2024
Mitsubishi UFJ Securities (USA), Inc	256,092	5.0%	4.99%	21	11/25/2024
J.P. Morgan Securities LLC	247,234	4.8%	5.03%	8	11/25/2024
Banco Santander SA	246,554	4.8%	5.33%	18	11/18/2024
Daiwa Securities America Inc.	241,139	4.7%	5.00%	24	11/25/2024
Wells Fargo Bank, N.A.	236,880	4.6%	5.00%	18	11/18/2024
Citigroup Global Markets Inc	236,331	4.6%	4.93%	25	11/25/2024
ING Financial Markets LLC	225,593	4.4%	5.01%	8	11/8/2024
Marex Capital Markets Inc.	218,101	4.3%	5.00%	21	11/21/2024
Goldman, Sachs & Co	202,206	3.9%	5.02%	18	11/18/2024
Bank of Montreal	200,535	3.9%	5.03%	14	11/14/2024
Clear Street LLC	193,535	3.8%	5.21%	17	11/20/2024
South Street Securities, LLC	190,161	3.7%	4.97%	41	1/24/2025
Mirae Asset Securities (USA) Inc.	189,233	3.7%	5.08%	18	11/18/2024
StoneX Financial Inc.	155,898	3.0%	5.01%	21	11/21/2024
The Bank of Nova Scotia	147,479	2.9%	5.03%	15	11/15/2024
RBC Capital Markets, LLC	143,022	2.8%	5.31%	14	11/14/2024
Nomura Securities International, Inc.	73,140	1.4%	4.90%	46	12/16/2024
Lucid Prime Fund, LLC	47,591	0.9%	5.03%	14	11/14/2024
Wells Fargo Securities, LLC	22,686	0.4%	4.88%	84	1/23/2025
Lucid Cash Fund USG LLC	17,131	0.3%	5.03%	14	11/14/2024
Total Borrowings	$5,124,584	100.0%	5.06%	18	1/24/2025

Contact:

Orchid Island Capital, Inc.

Robert E. Cauley

3305 Flamingo Drive, Vero Beach, Florida 32963

Telephone: (772) 231-1400